Chanticleer Holdings Secures a Port Elizabeth Location for Sixth South Africa Hooters Restaurant

CHARLOTTE, NC – April 8, 2014 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, today announced that the Company has executed a purchase agreement for a commercial building intended for its sixth South Africa Hooters restaurant. Final closing is expected to occur in approximately eight to ten weeks upon the registration of transfer of the property. As Chanticleer’s first real estate purchase, the prime standalone site sits on the corner of one of the busiest intersections in the heart of Port Elizabeth, South Africa.

Known as the cosmopolitan center of Port Elizabeth, the Walmer area is full of trendy bars, restaurants and local businesses with upmarket residential areas surrounding the shopping district, creating an attractive mix of both business and residential guests for the new Hooters restaurant, which is expected to open in the third quarter of 2014. Renovations, which are scheduled to begin prior to registration of transfer of property, are intended to transform the property into a leading landmark for the Walmer area.

Darren Smith, CFO of Hooters South Africa, commented, “We are excited by the potential of this store and believe that it will be another successful location for Hooters South Africa. We look forward to establishing an iconic store in one of our country’s exceptional cities.”

Mike Pruitt, Chairman and Chief Executive Officer, commented, "Hooters has proven to be a recognized brand, valued by our patrons in South Africa, and the Port Elizabeth property was a unique opportunity for us to acquire real estate in a growing city where we believe the Hooters restaurant will flourish for many years to come.”

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including England, South Africa, Hungary, and Brazil, has joint ventured with the current Hooters franchisee in Australia, and recently acquired two Hooters restaurants in the United States. The Company also owns and operates American Roadside Burgers, Spoons Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the United States.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

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Press Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com